                                                                  EXHIBIT (5)(c)

Filed as Exhibit (10)(c) with the Initial Filing of this
Registration Statement on Form S-6 on April 6, 1984.
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Group Pension
                       (LOGO OF "METROPOLITAN INSURANCE COMPANIES" APPEARS HERE)
______________
EGN
______________

                             PARTICIPATION REQUEST

                                      AND

                                   AGREEMENT

                                    FOR THE

                          MULTIFUNDED ANNUITY CONTRACT

                                   (VESTMET)

 TAX DEFERRED (TDA) ANNUITIES OR PUBLIC EMPLOYEE DEFERRED COMPENSATION (PEDC)
                                     PLANS

________________________________________________________________________________

Name of Plan        ____________________________________________________________
or Arrangement
                    ____________________________________________________________

Name of Employer    ____________________________________________________________

                    ____________________________________________________________

Address of Employer ____________________________________________________________

                    ____________________________________________________________

                    City______________________________State_____________________

                    Zip_______________________________

I request that Employees covered under the above Plan or Arrangement be permitted to become Participants under Metropolitan's Multifunded Annuity Contract ("the Contract") and for this purpose I request to participate in the Metropolitan Group Annuity Contracts Trust ("the Trust").


I certify that (1) I have been given a specimen copy of the Contract issued by Metropolitan to the Trustee of the Trust; (2) I am an "Employer" as defined in the Contract which describes the rights of persons participating in the contract; (3) should I cease to be such an Employer I will so notify Metropolitan; (4) either all of my employees, or all employees of certain specified classes, are eligible to become Participants under the Contract; (5) I have received a copy of the Multifunded Annuity Prospectus from Metropolitan.

I understand that no sales representative or other person, except an authorized officer of Metropolitan, has the authority to make or change any contract, to waive or alter any rights of Metropolitan, or to make any binding promises about any contract.



_____________________________________
      Signature for the Employer


________________ _______________ _______________________________________________
      Title           Date                    City and State of Signing